                                                                   Exhibit 10.19

                          ASSET MANAGEMENT AGREEMENT


     This ASSET MANAGEMENT AGREEMENT ("Agreement") is made and entered into as of the _____day of _____________________, 199_ (the "Effective Date"), by and
between HOST MARRIOTT, L.P ("Company"), a Delaware limited partnership and CRESTLINE CAPITAL CORPORATION ("Consultant"), a Maryland corporation.

                                   RECITALS

     WHEREAS, Company (or an Affiliate (defined below) thereof) is the owner of the hotels as more particularly described on Exhibit "A" attached hereto and by reference incorporated herein (each included in the definition of "Hotels"); and


     WHEREAS, each Hotel is being managed by the management company (referred to herein as the "Hotel Manager") identified in that certain related hotel management agreement, as may be amended from time to time, (each, a "Management Agreement" or collectively, the "Management Agreements"); and


     WHEREAS, Company (or an Affiliate of Company), as "Hotel Landlord", has entered or will be entering into certain hotel lease agreements (each, a "Hotel Lease" or collectively, the "Hotel Leases") with Consultant (or an Affiliate of Consultant), as "Hotel Tenant", which Hotel Leases are effective as of the Effective Date of this Agreement; and


     WHEREAS, the Hotels leased under the Hotel Leases have been divided into four pools (each, a "Hotel Pool") pursuant to certain Pooling and Security

Agreements among Company, Consultant and certain of their respective Affiliates; and


     WHEREAS, in connection with each Hotel Lease, the parties thereto and the applicable Hotel Manager have entered into that certain Consent, Assignment and Assumption and Amendment of Management Agreement (the "Assignment and Assumption Agreement") pursuant to which the "Hotel Landlord" under each such Hotel Lease assigned certain rights and obligations of "Owner" under the Management Agreements to the "Hotel Tenant"; and


     WHEREAS, Company desires to retain Consultant to provide certain advisory and consultation services with respect to the Hotels and the performance by the "Hotel Landlord" of the rights and obligations that it retained under the related Hotel Lease and Assignment and Assumption Agreement and Consultant has agreed to provide such services all as set forth in and subject to the terms and conditions of this Agreement.


     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Consultant agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1  Definition of Terms.
          -------------------

          As used in this Agreement, the following terms shall have the meanings ascribed to each such term:

          "Affiliate" shall mean any individual or entity directly or indirectly
           ---------
through one or more intermediaries controlling, controlled by or under common control with a party. The term "control", as used in the immediately preceding sentence, means, with respect to a corporation, the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights of any class of the shares of the controlled corporation, and, with respect to an entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.

          "Agreement" shall have the meaning set forth in the first paragraph of
           ---------
this Agreement.

          "Asset Management Services" shall mean those Asset Management Services
           -------------------------
described in Section 4.2 performed by Consultant in connection with the Hotels.

          "Assignment and Assumption Agreement" shall have the meaning set forth
           -----------------------------------
in the fifth Recital of this Agreement.

          "Claims" shall have the meaning set forth in Section 9.1.
           ------

          "Company" shall have the meaning set forth in the first paragraph of
           -------
this Agreement.

          "Company Indemnitee" shall have the meaning set forth in Section 9.2.
           ------------------

          "Consultant" shall have the meaning set forth in the first paragraph
           ----------
of this Agreement.

          "Consultant Approved Capital Expense" shall have the meaning set forth
           -----------------------------------
in Section 4.2(f).

          "Consultant Indemnitee" shall have the meaning set forth in Section
           ---------------------
9.1.
          "Default" shall have the meaning set forth in Section 7.1.
           -------

          "Default Rate" shall mean an annual rate of interest equal to the
           ------------
Prime Rate, as adjusted from time to time, plus three hundred (300) basis points; provided, however, that in no event shall the Default Rate exceed the maximum rate which is permitted under applicable law.

          "Effective Date" shall have the meaning set forth in the first
           --------------
paragraph of this Agreement.

          "Event of Default" shall have the meaning set forth in Section 7.2.
           ----------------

          "Feasibility Services" shall have the meaning set forth in Section
           --------------------
4.1.
          "Fee" shall have the meaning set forth in Section 6.1.
           ---

          "Hotel" or "Hotels" shall mean those (i) full-service and limited-
           -----------------
service hotels described on Exhibit "A" and (ii) any full-service or limited-service hotel that Company (or an Affiliate of Company) subsequently leases to Consultant (or an Affiliate of Consultant) at any time after the Effective Date. The parties agree to execute an amendment to this Agreement adding any hotel described in clause (ii) of the foregoing sentence to Exhibit "A" (and, if applicable, Exhibit "B") of this Agreement as of the date specified in such amendment.

          "Hotel Lease" or "Hotel Leases" shall have the meaning set forth in
           ------------------------------
the third Recital of this Agreement.


          "Hotel Manager" shall have the meaning set forth in the second Recital
           -------------
of this Agreement.

          "Hotel Pool" shall have the meaning set forth in the fourth Recital of
           ----------
this Agreement.

          "Indemnified Party" shall have the meaning set forth in Section 9.3.
           -----------------

          "Indemnifying Party" shall have the meaning set forth in Section 9.3.
           ------------------

          "Initial Term" shall have the meaning set forth in Section 3.1.
           ------------

          "Management Agreement" or "Management Agreements" shall have the
           -----------------------------------------------
meaning set forth in the second Recital of this Agreement.

          "Partnership Hotels" shall have the meaning set forth in Section 6.4.
           ------------------

          "Prime Rate" shall mean the "prime rate" as published in the "Money
           ----------
Rates" section of The Wall Street Journal; however, if such rate is no longer
                  -----------------------
published, the term "Prime Rate" shall mean the average of the prime interest rates that are announced, from time to time, by the three (3) largest banks (by assets) headquartered in the United States which publish a "prime rate".

          "Reimbursable Expenses" shall mean those amounts actually incurred by
           ---------------------
Consultant for services performed by third parties (including, without limitation, attorneys, engineers, project managers and other outside consultants) and directly related to Consultant's performance of the Asset Management Services and/or Feasibility Services. Consultant shall not incur any Reimbursable Expenses without the prior approval of Company, which approval may be withheld by Company in its sole discretion.

          "Renewal Notice Deadline" shall have the meaning set forth in
           -----------------------

Section 3.1.

          "Renewal Term" shall have the meaning set forth in Section 3.1.
           ------------

          "Term" shall mean the Initial Term plus all Renewal Terms.
           ----

          "Termination" shall mean the expiration or sooner cessation of this
           -----------
Agreement.

          "Year" shall mean a full twelve (12) month period consisting of 365
           ----
days commencing with the date specified in this Agreement.

     1.2  Certain Management Agreement Defined Terms.
          ------------------------------------------

          Section 4.2 of this Agreement refers to capitalized terms that are not defined in this Agreement. (For example, "Accounting Statements", "Building Estimates" and "Management Analysis Reports" are terms used in Section 4.2 but not defined in this Agreement.) Any such capitalized term in Section 4.2 shall have the meaning ascribed to that term in the related Management Agreement. If, however, the Management Agreement for any Hotel does not include such capitalized term, then the capitalized term or related provision used in the respective Management Agreement that carries out the intent of the respective provision in this Agreement shall be deemed to be substituted for the capitalized term as used in Section 4.2 hereof.


                                  ARTICLE II

                           APPOINTMENT OF CONSULTANT
                           -------------------------

     2.1  Independent Contractor.
          ----------------------

          Company hereby retains Consultant as an independent contractor for the purpose of performing the Asset Management Services and Feasibility Services described in this Agreement and Consultant hereby agrees to perform such services on the terms and conditions set forth herein. Consultant will act as Company's authorized representative in gathering data, analyses, records and other materials as may be necessary to perform the Asset Management Services in connection with each Hotel and the Feasibility Services further described in
Section 4.1. The parties acknowledge that, as between Company and Consultant, Company (or an Affiliate of Company) will retain title and ownership of the Hotels and that Consultant will not acquire title to, or any security interest in, or any rights of any kind in or to the Hotels (or any income, receipts or revenues therefrom) in its capacity as asset manager and advisor under or pursuant to this Agreement.


                                  ARTICLE III

                               TERM OF AGREEMENT
                               -----------------

     3.1  Term.
          ----

          The initial term ("Initial Term") of this Agreement shall commence as of the Effective Date and, unless sooner terminated as provided in Section 7.3 or Section 8.2 of this Agreement, shall continue until the expiration of the second (2nd) Year after the Effective Date. The Term shall thereafter be automatically renewed for successive one (1) Year periods (each one-Year period being a "Renewal Term"), subject to (i) the parties agreeing on the Fee for any Renewal Term prior to the Renewal Notice Deadline or (ii) either party notifying the other in writing of its intent not to renew this Agreement by no later than one hundred eighty (180) days prior to the end of the Initial Term or then current Renewal Term, as the case may be (referred to as the "Renewal Notice Deadline"); in either case this Agreement shall end at the expiration of the Initial Term or the then current Renewal Term, as the case may be.



                                   ARTICLE IV

                           ASSET MANAGEMENT SERVICES
                           -------------------------

     4.1  Scope of Agreement.
          ------------------

          The retention of Consultant by Company to perform the Asset Management Services and Consultant's obligations to perform such Asset Management Services, all as described and subject to the terms of this Agreement, is expressly limited to the Hotels. Consultant will also perform acquisition and/or feasibility services (collectively referred to as "Feasibility Services"), at Company's request, in connection with due diligence being conducted by Company for a hotel that Company (or an Affiliate of Company) is or may be acquiring or constructing and developing at some future time, whether or not such hotel subsequently becomes a "Hotel" pursuant to the provisions of this Agreement.
Any reference to "Asset Management Services" hereinafter shall include the Asset Management Services and the Feasibility Services as described in this Agreement.

     4.2  Asset Management Services.
          -------------------------

          Consultant will provide review of and advice on the management and operation of the Hotels generally and with respect to matters required by Company to make operating and strategic decisions affecting any such Hotel, including, without limitation, real estate tax issues, compliance with insurance provisions under the related Hotel Lease or Management Agreement, capital expenditure programs and compliance with related ground leases (if any). The following activities are included, without limitation, within the scope of the "Asset Management Services" to be provided by Consultant:

          a.  Contract Administration:  Review and approve (on behalf of
              -----------------------
Company) contracts, concessions, license and lease agreements (collectively referred to for purposes of this paragraph as "contracts") related to the operation of each of the Hotels for which the "Owner" under the related Management Agreement has approval rights and which approval rights have been retained by Company or its Affiliates under the related Hotel Lease and Assignment and Assumption Agreement; provided, however, Consultant will be required to obtain Company's prior consent before approving, modifying, waiving any rights under, or terminating, any such contract (i) which has a term of more than five (5) years or involves more than 1,000 square feet of space within the Hotel; (ii) for any "non-hotel use" (for example, antenna license agreements or concessions relating to time-share activities) for which the annual rental over the initial term of any such agreement exceeds Twenty-Five Thousand Dollars ($25,000.00); or (iii) for any uses customarily related to the operation of a hotel for which the annual rental over the initial term of any such agreement exceeds Fifty Thousand Dollars ($50,000.00). Consultant will provide quarterly status reports to Company identifying any contract that Consultant approved, modified, waived any rights under or terminated during the previous calendar quarter that did not require Company's prior consent pursuant to this Section 4.2(a).

          b.  Operating and Financial Reviews with Hotel Management:  Conduct
              -----------------------------------------------------
site visits, generally at least twice per calendar year, and operating, capital spending requirements and financial reviews with the executive property management at each of the Hotels.

          c.   Review Meetings with Company:  Conduct scheduled review
               ----------------------------
meetings, at least quarterly, or more frequently as reasonably requested by Company, with Company to review the operating and financial results and strategies of the Hotels.

          d.   Review of Financial Statements and Budgets:  Review and
               ------------------------------------------
assess all financial statements, summaries and budgets provided by Hotel Manager detailing operating and financial results and projections (including period Accounting Statements, Annual Operating Budgets and Statements for the Hotels, FF&E Budgets, Building Estimates, Management Analysis Reports and other reports and summaries that may be required to be submitted by the Hotel Manager under the related Management Agreement).

          e.   Revenue Projections:  Review revenue projections for the
               -------------------
Hotels and evaluate whether they are consistent with marketing and operating strategies and current operating results.

          f.   Review of Capital Spending Programs:  Review existing
               -----------------------------------
plans assessing the need and/or costs and benefits of capital expenditure programs for each of the Hotels and approve all capital spending commitments, including commitments for which funds are to be drawn from the FF&E Reserve, for which Company or its Affiliates has retained approval rights under the related Hotel Lease and Assignment and Assumption Agreement. Consultant will obtain Company's prior approval for (i) any project or expenditure to be funded from the FF&E Reserve totaling One Hundred Thousand Dollars ($100,000.00) or more;
(ii) any owner-funded Capital Expenditure totaling Fifty Thousand Dollars ($50,000.00) or more; and (iii) any project or expenditure not previously approved pursuant to the foregoing clauses (i) and (ii), whether funded from the FF&E

Reserve and/or an owner-funded Capital Expenditure (a "Consultant Approved Capital Expense") if, at the time of approval of such project or expenditure, the aggregate of all Consultant Approved Capital Expenses approved by Consultant since the beginning of the calendar year in which such approval will be given exceeds Two Hundred Thousand Dollars ($200,000.00). Further, Consultant will provide project management services in connection with capital expenditure programs at the Hotels.

          g.   Administration of Facility Mortgages:  Administer, as
               ------------------------------------
requested by Company and required by a Holder, approvals relating to the operation of the Hotel required under the related loan documents affecting any Hotel. In the event this Agreement is terminated prior to the termination of the related Hotel Lease, Consultant (or an Affiliate thereof) will agree, upon request by Company, to continue to provide such services under the related loan documents under the terms of a separate agreement and for a fair and equitable fee for such services, all as may be agreed upon in good faith by Company and consultant (or Affiliate thereof). This Section 4.2(g) shall survive Termination of this Agreement.

          h.   Modifications of the Management Agreement:  Consult and
               -----------------------------------------
advise Company with respect to modifications of any related Management Agreement for which Company or its Affiliates has retained approval rights under the related Hotel Lease and Assignment and Assumption Agreement including, without limitation, any proposed assignment of the Management Agreement by the applicable Hotel Manager, it being understood, however, that Consultant shall have no authority to approve any such modification or assignment on behalf of Company or the applicable Hotel owner.

          i.   Market Review:  Review and assess competitive and
               -------------
market conditions of each of the Hotels.

          j.   Condemnations:  Monitor and negotiate to the extent Company
               -------------
or its Affiliates has retained approval rights under the related Hotel Lease and Assignment and Assumption Agreement (with Company's prior approval) proceedings with governmental agencies in connection with (partial) takings affecting the "Hotel Landlord's" interest in a Hotel (for example, the taking of a portion of the Hotel property for the expansion of highways).

          k.  Casualties.  Monitor and negotiate to the extent Company or its
              ----------
Affiliates has retained approval rights under the related Hotel Lease and Assignment and Assumption Agreement (with Company's prior approval) the restoration of any portion (or whole) of the Hotel following a casualty with insurance companies and\or contractors as may be required by the "Owner" of the Hotel pursuant to the related Management Agreement and the "Hotel Landlord" pursuant to the related Hotel Lease.

          Subject to Section 4.3 of this Agreement, Asset Management Services shall not include, and Consultant shall not be required to conduct, physical engineering or environmental inspections of the Hotels; Consultant shall not be liable for any failure to discover or report any defect or other adverse condition existing at any Hotel.

          Nothing in this Agreement shall create in Company or any of its Affiliates any right or approval authority with respect to any Hotel that does not exist under the applicable Hotel Lease or Assignment and Assumption Agreement.

     4.3  Standard of Performance.
          -----------------------

          Consultant will carry out its duties and responsibilities hereunder in all material respects in accordance with the provisions of all applicable laws and governmental regulations. Consultant will perform its obligations with respect to each Hotel, with the care, skill, prudence and diligence under the circumstances consistent with normal and prudent practices in the real estate asset management industry then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character. Decisions made and/or actions taken by Consultant will represent Consultant's reasonable judgment based on industry standard applicable to first class hotels. Company acknowledges that recommendations to be made by Consultant in connection with the performance of the Asset Management Services involve subjective judgments and may result in unanticipated consequences. Consultant assumes no responsibility other than to render the Asset Management Services in good faith and with reasonable care and diligence and will not be responsible to Company, or others, for any action or inaction by Company in following or declining to follow the advice given by Consultant.

     4.4  Consents.
          --------

          Company and Consultant each acknowledge that Company may be required to give certain consents within those time periods specified in the related Management Agreement and/or Hotel Lease for each respective Hotel. Accordingly, the parties agree to cooperate in good faith with one another to ensure that the proper consents are given, or withheld, as the case may be, within any such required time periods. Consultant will provide its recommendations regarding such matters to Company in a timely manner in order to provide Company with a reasonable time period in which to make any such decisions.

                                   ARTICLE V

                                   PERSONNEL
                                   ---------

     5.1  Personnel.
          ---------

          Consultant's obligations and duties hereunder may be performed by one or more principals or employees of Consultant or independent contractors. Any independent contractors to whom Consultant delegates its responsibilities hereunder shall be parties that are in contractual privity with Consultant, and not with Company; Company shall have no obligation (monetary or otherwise) to such independent contractors and Consultant shall be responsible for the actions of all such independent contractors. It is expressly understood that all personnel of Consultant are solely employees of Consultant and are not employees of Company.


                                   ARTICLE VI

                           CONSULTANT'S COMPENSATION
                           -------------------------

     6.1  Fees  for Services.
          ------------------

          Company shall pay to Consultant as compensation for its Asset Management Services a fee (the "Fee") equal to _________________ Dollars ($______________________) for each Year during the Initial Term of this Agreement. No further reimbursement for Consultant's costs and expenses incurred in the provision of the Asset Management Services by Consultant in connection with any Hotel shall be owing or paid by Company unless otherwise specifically permitted under this Agreement. The Fee during any Renewal Period shall be negotiated and agreed to by the parties prior to the Renewal Notice Deadline.

     6.2  Manner of Payment
          -----------------

          The Fee shall be payable by Company to Consultant in twelve (12) monthly equal installments, on or before the tenth (10th) day of each calendar month. In the event that this Agreement shall commence on a date other than the first day of a calendar month or terminate prior to the last day of the respective calendar month, the installment due to Consultant for any such partial calendar month shall be prorated accordingly.

     6.3  Reimbursable Expenses
          ---------------------

          Company shall reimburse Consultant (in addition to the Fee) for its Reimbursable Expenses within ten (10) days after receipt of an invoice from Consultant containing reasonably sufficient documentary evidence of such Reimbursable Expenses.

     6.4  Partnership Expenses.
          --------------------

          Those Hotels listed on Exhibit "B" attached to this Agreement and by reference incorporated herein, are referred to as the "Partnership Hotels". Consultant shall (in addition to the Fee paid by Company pursuant to Section 6.1) invoice the respective owner/partnership of each of the Partnership Hotels for Asset Management Services provided by Consultant on behalf of the owner/partnership in connection with the related Partnership Hotel. Consultant represents to Company that the invoice for such services (i) will be for services that were customarily billed to the owner/partnership by Host Marriott Corporation (or a subsidiary thereof) prior to the date of this Agreement and
(ii) such services will not be billed to Company as Reimbursable Expenses. Each owner/partnership will be instructed to pay Consultant directly for such services; provided, however, that Company may elect that Consultant forward all such invoices directly to Company. Company shall then reimburse Consultant for all amounts that Company actually receives from the related owner/partnership within five (5) days after Company's receipt of any such payment from the owner/partnership. All invoices prepared by Consultant will provide sufficient explanation and/or documentary evidence backing up the charges included on the given invoice.



                                  ARTICLE VII

                                   DEFAULTS
                                   --------

     7.1  Definition of Default.
          ---------------------

          Any one or more of the following shall constitute a "Default", to the extent permitted by applicable law:

              (a) the entry of an order, judgment or decree by any court of competent jurisdiction, on the application of a creditor, adjudicating either party as bankrupt or insolvent or approving a petition seeking reorganization or appointing a receiver, trustee or liquidator of all or a substantial part of such party's assets, and, in the case of any involuntary petition or filing only, such order, judgment or decree continuing unstayed and in effect for any period of sixty (60) days;

              (b) the failure of either party to make any payment required to be made in accordance with the terms of the Agreement as of the due date which is specified in the Agreement. Upon the occurrence of a monetary Default the amount owed to the non-defaulting party shall accrue interest at the Default Rate from and after the date on which such payment was originally due to the non-defaulting party;

              (c) the failure of either party to perform, keep or fulfill in all material respects any of the other covenants, undertaking, obligations or conditions set forth in the Agreement.

     7.2  Definition of "Event of Default".
          --------------------------------

          The occurrence of a Default under Section 7.1(a) shall immediately and automatically, without the necessity of any notice to the defaulting party, constitute an "Event of Default". A Default under Section 7.1(b) shall constitute an "Event of Default" if the defaulting party fails to cure such Default within ten (10) days after written notice from the non-defaulting party. A Default under Section 7.1(c) shall constitute an "Event of Default" if the defaulting party fails to cure such Default within thirty (30) days after written notice from the non-defaulting party, or, if the Default is such that it cannot reasonably be cured within said time period, if the defaulting party fails to commence the cure within the 30-day period or thereafter fails to diligently pursue such efforts to completion.

     7.3  Remedies Upon an Event of Default.
          ---------------------------------

          Upon the occurrence of an Event of Default, the non-defaulting party shall have the right to (i) terminate the Agreement upon thirty (30) days' notice to the defaulting party and/or (ii) institute any and all proceedings permitted by law or equity, including, without limitation, actions for specific performance and/or damages.


                                  ARTICLE VIII

                            TERMINATION OF AGREEMENT
                            ------------------------

     8.1  Procedures Upon Termination of Agreement.
          ----------------------------------------

          Upon Termination of this Agreement, the following shall be applicable:

              (a) Consultant shall transfer all supporting documents, reports and files that could be considered proprietary to the Company (and not the property of the applicable "Hotel Tenant") or each Hotel as directed (in the reasonable judgment of Company) by Company.

              (b) Consultant shall be entitled to receive its Fee, any fees described in Section 6.3 and Reimbursable Expenses, in each case accrued (but unpaid) through the effective date of the Termination; unless, however, Consultant is terminated by reason of its gross negligence, willful misconduct or fraud, in which event Consultant's entitlement to receive accrued but unpaid Fees, other fees and Reimbursable Expenses shall terminate immediately upon receipt of Company's termination notice, it being understood, however, that the foregoing shall not prevent Company from seeking or otherwise limiting the amount of damages payable by Consultant as a result of any breach by it of this Agreement.

     8.2  Other Terminations.
          ------------------

          Company may elect to terminate this Agreement upon thirty (30) days' written notice to Consultant and Consultant shall have no remedies or cause of action with respect to such termination:

              (a) in respect to any Hotel, upon the sale of such Hotel as may be permitted pursuant to the provisions of the related Hotel Lease and the related Management Agreement; or

              (b) in the event Company (or an Affiliate of Company) as "Landlord" under the Hotel Leases terminates more than two (2) Hotel Pools by reason of an Event of Default (as that term in defined in the Hotel Lease) by "Tenant" under such Hotel Leases, during the Term of this Agreement.

                                  ARTICLE IX

                               INDEMNIFICATIONS
                               ----------------

     9.1  Indemnification of Consultant by Company.
          ----------------------------------------

          Company agrees to indemnify, defend and hold harmless Consultant and its Affiliates, including independent contractors, and all of their respective officers, directors, partners, shareholders, employees, and agents (each, a "Consultant Indemnitee") against any and all costs, losses, liabilities, claims, demands, actions, expenses (including reasonable attorneys' fees), judgments, fines, and charges (collectively, referred to as "Claims") asserted at any time by any third party against any Consultant Indemnitee which result from or are based upon such Consultant Indemnitee's performance (or lack of performance) under this Agreement, or otherwise related to this Agreement, unless the amounts covered by this indemnity are caused directly by an act or omission of Consultant constituting gross negligence, willful misconduct or fraud, in which event neither Consultant nor any other Consultant Indemnitee will be indemnified for such amounts under this Agreement.

     9.2  Indemnification of Company by Consultant.
          ----------------------------------------

          Consultant shall indemnify, defend and hold harmless Company and its Affiliates and all of their respective officers, directors, partners, shareholders, employees, and agents (each, a "Company Indemnitee") against any and all Claims asserted at any time by any third party against any Company Indemnitee to the extent resulting from an act or omission by Consultant hereunder constituting gross negligence, willful misconduct or fraud.

     9.3  Notice of Claims.
          ----------------

          Upon receipt by any party entitled to indemnification under Sections
9.1 or 9.2 above (an "Indemnified Party") of a complaint, claim or other notice of any loss, claim, damage or liability giving rise to a claim for indemnification under this Article IX, such Indemnified Party shall promptly notify the other party (either Company or Consultant) from whom indemnification is sought (the "Indemnifying Party"), but failure to provide such notice shall not relieve the Indemnifying Party from its duty to indemnify unless the Indemnifying Party is materially prejudiced by such failure and had no actual knowledge of such complaint, claim or other notice. The Indemnifying Party shall pay all amounts payable under the related provisions of this Article IX within ten (10) days after demand therefor and, if not timely paid, such amounts shall bear interest at the Default Rate from the date of determination to the date of payment. The Indemnifying Party, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against the Indemnified Party and shall not be responsible for any duplicate attorneys' fees incurred by the Indemnified Party, or may compromise or otherwise dispose of the same with the Indemnified Party's prior written consent (which consent may not be unreasonably withheld or delayed). In the event that the Indemnified Party shall unreasonably withhold or delay its consent, the Indemnifying Party shall not be liable for any incremental increase in costs or expenses resulting therefrom.

     This Article IX shall survive the Termination of this Agreement.


                                   ARTICLE X

                                    NOTICES
                                    -------

     10.1  Notices.
           -------

          Notices and other communications to be given under the terms of this Agreement shall be in writing, and shall be either (i) delivered by hand evidenced by a receipt, or (ii) sent by certified or registered mail, postage prepaid, return receipt requested, or (iii) sent by overnight delivery service:

          To Company:     Host Marriott, L.P.
                          10400 Fernwood Road
                          Bethesda Maryland  20817
                          Attn: Christopher J. Nassetta

          With a copy to: Host Marriott, L.P.
                          10400 Fernwood Road
                          Bethesda, Maryland  20817
                          Attn: Christopher G. Townsend, Esq.

          To Consultant:  Crestline Capital Corporation
                          10400 Fernwood Road
                          Bethesda, Maryland  20817
                          Attn: Bruce Stemerman

          With a copy to: Crestline Capital Corporation
                          10400 Fernwood Road
                          Bethesda, Maryland  20817
                          Attn: Elizabeth Lieberman, Esq.

or such other address as is from time to time designated by either party. Any such notice which is properly mailed as described above, shall be deemed to have been served as of three (3) business days after said posting.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS
                            ------------------------

     11.1  Entire Agreement.
           ----------------

          This Agreement constitutes the entire agreement between the parties and supersedes all prior written and oral understandings provided, that, this Agreement shall not create any right in Company with respect to any Hotel or the operation thereof that does not exist under the applicable Hotel Lease or Assignment and Assumption Agreement. This Agreement may be amended only by a writing signed by both parties hereto.

     11.2 Partial Invalidity.
          ------------------

          If any portion of this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such portion had not been inserted herein except to the extent that such construction would operate as an undue hardship on either party, or constitute a substantial deviation of the general intent and purpose of the parties as reflected in this Agreement.

     11.3 Confidentiality.
          ---------------

          The parties hereto agree, for their benefit and for the benefit of Marriott International, Inc. and the Affiliates thereof, that the matters set forth in this Agreement are strictly confidential and each party will use commercially reasonable efforts to ensure that such matters are not disclosed to any outside person or entities without the written consent of the other party; provided, however, that such consent will not be required with respect to (i) legally required filings and other disclosures mandated by applicable legal requirements; (ii) disclosure to any existing or prospective lender or ground lessor or prospective purchaser of a Hotel; and (iii) disclosure to the parties' outside counsel and financial advisors provided, that, such persons are informed of the confidential nature of such matters and are instructed to keep them confidential.

     11.4 Applicable Law.
          --------------

          This Agreement shall be construed and governed by the laws of Maryland without regard to conflict of laws rules.

     11.5 Headings.
          --------

          Headings of Articles or Sections are inserted only for convenience and are in no way to be construed as a limitation of the scope of the particular Articles or Sections to which they refer.

     11.6 No Restrictions.
          ---------------

          Notwithstanding any provision in this Agreement to the contrary, nothing contained in this Agreement shall prohibit, limit or restrict Consultant or any of its Affiliates from rendering advisory or asset management services or services similar to the Asset Management Services, whether or not in connection with a hotel facility, to other persons, corporations, governmental agencies, pension funds or any other entity and Consultant hereby specifically reserves the right to do the foregoing.

     11.7 Assignment.
          ----------

          Neither party shall assign or otherwise transfer this Agreement or any of the rights granted to it hereunder without the prior written consent of the other party, not to be unreasonably withheld, conditioned or delayed, and no such assignment or transfer shall be effective without such required written consent;

provided, however that either party shall have the right, without such consent, to assign its interest in this Agreement to any of its Affiliates.

     11.8 No Partnership.
          --------------

          Nothing in this Agreement, or in the relationship between Company and Consultant, shall be deemed to constitute a partnership, joint venture or any other similar relationship.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.



                         HOST MARRIOTT, L.P.

                         By: Host Marriott Corporation, general partner



                         By
                           ----------------------------------
                           Vice President


                         CRESTLINE CAPITAL CORPORATION



                         By
                           ----------------------------------
                           Vice President


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